EXHIBIT 4.17
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                             Broker-Dealer Agreement


                             Dated __________, 2002

                                      among


                             BANKERS TRUST COMPANY,
                                as Auction Agent


                                       and

                           J.P. MORGAN SECURITIES INC.

                                       and

                       CHUGACH ELECTRIC ASSOCIATION, INC.

                                   relating to

                                   $60,000,000
                        New Bonds, 2002 Series B Due 2012
                               Auction Rate Bonds







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

                               TABLE OF CONTENTS
                                                                                                               Page
Section 1.        DEFINITIONS AND RULES OF CONSTRUCTION..........................................................1

         1.1      Terms Defined by Reference to the Eleventh Supplemental Indenture..............................1

         1.2      Terms Defined Herein...........................................................................1

         1.3      Rules of Construction..........................................................................2

         1.4      Warranties of BD...............................................................................3

Section 2.        THE AUCTION....................................................................................3

         2.1      Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures............3

         2.2      Preparation for Each Auction...................................................................4

         2.3      Auction Schedule; Method of Submission of Orders...............................................4

         2.4      Notices........................................................................................5

         2.5      Compensation...................................................................................6

         2.6      Settlement.....................................................................................7

Section 3.        THE AUCTION AGENT..............................................................................8

         3.1      Duties and Responsibilities of the Auction Agent...............................................8

         3.2      Rights of the Auction Agent....................................................................9

         3.3      The Auction Agent's Disclaimer................................................................10

Section 4.        DISCLOSURE; INDEMNIFICATION...................................................................10

         4.1      Disclosure....................................................................................10

         4.2      Indemnification and Contribution..............................................................11

Section 5.        MISCELLANEOUS.................................................................................13

         5.1      Termination...................................................................................13

         5.2      Participant...................................................................................13

         5.3      Communications................................................................................13

         5.4      Entire Agreement..............................................................................14

         5.5      Benefits; Successors and Assigns..............................................................14

         5.6      Amendment; Waiver.............................................................................14

         5.7      Severability..................................................................................15

         5.8      Execution in Counterparts.....................................................................15

         5.9      Governing Law.................................................................................15

         5.10     No Implied Duties.............................................................................15



                             Broker-Dealer Agreement

         This Broker-Dealer Agreement, dated ___________, 2002 (the "Broker-Dealer Agreement"), among (i) BANKERS TRUST COMPANY (the "Auction Agent"), a New York banking corporation, not in its individual capacity but solely as agent of U.S. BANK NATIONAL ASSOCIATION (the "Trustee"), pursuant to authority granted to the Auction Agent in the Auction Agreement, of even date herewith (the "Auction Agreement"), between the Trustee and the Auction Agent and acknowledged by the Company, as hereinafter defined; (ii) J.P. Morgan Securities Inc., a New York corporation ("BD"); and (iii) CHUGACH ELECTRIC ASSOCIATION, INC., an Alaskan electric cooperative (the "Company").

                                   WITNESSETH

         WHEREAS, the Company is issuing $60,000,000 in aggregate principal amount of its New Bonds, 2002 Series B Due 2012 (the "2002 Series B Bonds" or the "Auction Rate Bonds"); and

         WHEREAS, BD is to perform certain duties set forth herein; and

         WHEREAS, the Eleventh Supplemental Indenture of Trust, dated as of ________, 2002, authorizing the issuance of the 2002 Series B Bonds (including all appendices, exhibits and other attachments thereto, and as amended, the "Eleventh Supplemental Indenture") provides that, except as provided therein, the interest rate on the 2002 Series B Bonds shall be the Auction Rate which shall be, except as otherwise provided therein, the rate per annum that the Auction Agent determines to have resulted from the implementation of the Auction Procedures; and

         WHEREAS, Bankers Trust Company has been appointed as Auction Agent for purposes of the Auction Agreement, and pursuant to Section 2.6(a) of the Auction Agreement, the Company has requested and directed the Auction Agent to execute and deliver this Broker-Dealer Agreement; and

         WHEREAS, the Auction Procedures require the participation of one or more Broker-Dealers;

         NOW, THEREFORE, the Auction Agent, as agent for the Trustee, BD, for the benefit of the Existing Owners and the Potential Owners of the 2002 Series B Bonds, and the Company agree as follows:

Section 1.  Definitions and Rules of Construction.

1.1 Terms Defined by Reference to the Eleventh Supplemental Indenture. Capitalized terms not defined herein shall have the respective meanings specified in the Eleventh Supplemental Indenture. Unless otherwise specified, section references to the Auction Agreement refer to such sections in the Auction Agreement.

1.2 Terms Defined Herein. As used herein and in the exhibits hereto, the following terms shall have the following meanings, unless the context otherwise requires.

         (a) "Auction Procedures Description" shall mean Exhibit A of Appendix 2 to the Eleventh Supplemental Indenture.

         (b) "Authorized Officers" shall mean such Senior Vice President, Vice President, Assistant Vice President and Associate of the Auction Agent assigned to its Corporate Trust & Agency Services Department and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to BD.

         (c) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Broker-Dealer Agreement in a communication to the Auction Agent.

         (d) "Broker-Dealer Agreement" shall mean this Broker-Dealer Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

         (e) "Closing Date" shall mean the date of the delivery of the 2002 Series B Bonds to the initial Holders thereof.

         (f) "Disclosure Statement" shall have the meaning set forth in Section 4.1(b) hereof.

         (g) "Exchange Act" shall have the meaning set forth in Section 4.2(a) hereof.

         (h) "Indemnified Person" shall have the meaning set forth in Section 4.2(c) hereof.

         (i) "Indemnifying Person" shall have the meaning set forth in Section 4.2(c) hereof.

         (j) "Prospectus" shall have the meaning set forth in Section 4.1(a) hereof.

         (k) "Securities Act" shall have the meaning set forth in Section 4.2(a) hereof.

         (l) "Settlement Procedures" shall mean the Settlement Procedures for the Auction Rate Bonds and shall be substantially in the form attached hereto as EXHIBIT A.

1.3 Rules of Construction. Unless the context or rules indicates another or different meaning or intent, the following rules shall apply to the construction of this Broker-Dealer Agreement:

         (a) Words importing the singular number shall include the plural number and vice versa.

         (b) The captions and headings herein are solely for the convenience of reference and shall not constitute a part of this Broker-Dealer Agreement nor shall they affect its meaning, construction or effect.

         (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Broker-Dealer Agreement as a whole.

         (d) All references herein to a particular time of day shall be to New York City time.

         (e) Each reference to the purchase, sale or holding of "2002 Series B Bonds" or "Auction Rate Bonds" shall refer to beneficial ownership interests in 2002 Series B Bonds unless the context clearly requires otherwise.

1.4 Warranties of BD. BD hereby represents and warrants that this Broker-Dealer Agreement has been duly authorized, executed and delivered by BD and that, assuming the due authorization, execution and delivery hereof by the Auction Agent, this Broker-Dealer Agreement constitutes a valid and binding agreement of BD, enforceable against it in accordance with its terms.

Section 2. THE AUCTION.

2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

         (a) The Auction Procedures will be followed by the Auction Agent for the purpose of determining the Auction Rate for each Auction Period after the Initial Period for the 2002 Series B Bonds. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

         (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Broker-Dealer Agreement to the same extent as if such provisions were fully set forth herein.

         (c) BD agrees to act as, and assumes the obligations of, and limitations and restrictions placed upon, a Broker-Dealer under this Broker-Dealer Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Eleventh Supplemental Indenture may execute Broker-Dealer Agreements and participate as Broker-Dealers in Auctions. BD agrees to handle customer orders in accordance with its respective duties under applicable securities laws and rules.

         (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. The Company may, however, by notice to BD and all other Broker-Dealers, prohibit all of the Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders. Notwithstanding the foregoing, if BD is an affiliate of the Company it may not submit Bids to purchase the 2002 Series B Bonds in Auctions for its own account, but may submit Hold Orders and Sell Orders in Auctions with respect to 2002 Series B Bonds otherwise acquired for its own account. The Auction Agent shall be under no duty or liability with respect to monitoring compliance with this Section 2.1(d).

2.2 Preparation for Each Auction.

         (a) Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall advise the Broker-Dealers by telephone or other electronic communication acceptable to the parties of the Minimum Auction Rate, the Maximum Auction Rate and the Index.

         (b) On the Closing Date and from time to time thereafter as the Auction Agent shall request, BD shall provide the Auction Agent with a list, substantially in the form of EXHIBIT E hereto, of the names of its customers that it believes are Existing Owners of 2002 Series B Bonds and the principal amount of 2002 Series B Bonds held by each of such customers. The Auction Agent shall not disclose any such information so provided to any Person other than the Trustee, the Company or BD except as otherwise required by law.

         (c) Not later than 3:00 P.M. on the Regular Record Date preceding each Auction Date, the Auction Agent shall notify BD of any change in the aggregate principal amount of 2002 Series B Bonds, as of the opening of business on such Regular Record Date by delivering a notice to BD by telecopy or other electronic communication acceptable to the parties.

2.3 Auction Schedule; Method of Submission of Orders.

         (a) The Auction Agent shall conduct Auctions for the 2002 Series B Bonds in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent at the written direction of the Company to reflect then currently accepted market practices for similar auctions. The Auction Agent shall give notice of any such change to BD, the Company and the Trustee, which notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

Time                                                               Event
--------------------------------------------------------------     -----------------------------------------------------------
By 9:30 A.M.                                                       Auction Agent advises the Broker-Dealers of the Minimum
                                                                   Auction Rate, the Maximum Auction Rate and the Index,
                                                                   as set forth in Section 2.2(a).

9:30  A.M. -- 1:00  P.M.  (11:00  A.M.  in the case of a daily     Auction Agent assembles information communicated to it
    Auction Period)                                                by Broker-Dealers as provided in Section 2.02 of the
                                                                   Auction Procedures Description.  Submission Deadline is
                                                                   1:00 P.M. (11:00 A.M. in the case of a daily Auction
                                                                   Period).

As soon as  practical  after 1:00 P.M.  (by 11:30 A.M.  in the     Auction Agent makes determinations pursuant to Section
    case of a daily Auction Period)                                2.03(b) of the Auction Procedures Description.

By  approximately  3:00 P.M.  but not later  than the close of     Submitted Bids and Submitted Sell Orders are accepted
    business  (by  12:00  Noon in the case of a daily  Auction     and rejected and 2002 Series B Bonds allocated as
    Period)                                                        provided in Section 2.04 of the Auction Procedures
                                                                   Description.  Auction Agent gives notice of the Auction
                                                                   results as set forth in Section 2.4(a) hereof.

         (b) BD agrees, for the purpose of implementing the Auctions (and thereby achieving the lowest possible interest rate on the 2002 Series B Bonds), to contact Potential Owners, including Persons that are not Existing Owners, prior to the Submission Deadline on each Auction Date to determine the principal amount of 2002 Series B Bonds, if any, that each such Potential Owner offers to purchase if the rate determined by the Auction Procedures for the next succeeding Auction Period is not less than the rate per annum requested by such Potential Owner. BD further agrees, upon request, to deliver a copy of the Auction Procedures and other relevant documents prepared for the purpose of disclosure to Potential Owners by the Company relating to the 2002 Series B Bonds to each Potential Owner prior to such Potential Owner's participation in any Auction.

         (c) In each Auction in which BD submits one or more Orders, BD shall submit a separate Order to the Auction Agent for each Potential Owner or Existing Owner on whose behalf BD is submitting an Order and shall not net the Orders of different Potential Owners or Existing Owners on whose behalf BD is submitting Orders. Each Order shall be in writing in substantially the form attached hereto as EXHIBIT B or in such other form as may be reasonably acceptable to the Auction Agent.

         (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as EXHIBIT C of transfers of 2002 Series B Bonds made through BD by an Existing Owner to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as EXHIBIT D of the failure of any 2002 Series B Bonds to be transferred to or by any Person that purchased or sold 2002 Series B Bonds through BD pursuant to an Auction. The Auction Agent is not required to accept any such notice specified in this Subsection (d) for an Auction if it is received by it after 3:00 P.M. on the Business Day preceding such Auction.

2.4 Notices.

         (a) On each Auction Date, the Auction Agent shall notify BD by telephone or other electronic communication acceptable to the parties of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. As soon as reasonably practicable thereafter, the Auction Agent shall notify BD, if so requested, in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

         (b) The Auction Agent shall notify BD of any change in the Auction schedule set forth in Section 2.3(a) hereof.

         (c) BD shall notify each Existing Owner or Potential Owner on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

         (d) The Auction Agent shall deliver to BD after receipt all notices and certificates which the Auction Agent is required to deliver to BD pursuant to
Section 2 of the Auction Agreement at the times and in the manner set forth in the Auction Agreement.

2.5 Compensation.

         (a) The initial Broker-Dealer Fee shall equal one-quarter of one percent (0.25%) per annum and shall be calculated and paid in accordance with paragraph 2.5(b) hereof. The Broker-Dealer Fee for the 2002 Series B Bonds shall be paid by the Company and represents compensation for the services of the Broker-Dealer in facilitating Auctions for the benefit of the beneficial owners of the 2002 Series B Bonds. The Broker-Dealer Fee Rate may be adjusted from time to time with the approval of the Company upon a written request of the Broker-Dealer delivered to the Company.

         (b) (i) While the 2002 Series B Bonds are in an Auction Period other than a daily Auction Period, on each Interest Payment Date following each Auction Date, each Broker-Dealer shall be entitled to receive an amount equal to the product of:

          (x)  one-quarter of one percent (0.25%), multiplied by

          (y) (A) if an Auction was held on such Auction Date, the sum of the aggregate principal amount of 2002 Series B Bonds that were (1) the subject of a valid Hold Order of an Existing Owner submitted by such Broker-Dealer, (2) the subject of a Submitted Bid of an Existing Owner submitted by such Broker-Dealer and continued to be held by such Existing Owner as a result of such Auction, (3) the subject of a Submitted Bid of a Potential Owner submitted by such Broker-Dealer and were purchased by such Potential Owner as a result of such Auction and (4) deemed to be the subject of a Hold Order by an Existing Owner that were acquired by such Existing Owner from such Broker-Dealer, or

               (B) if an Auction was not held on such Auction Date, the aggregate principal amount of Outstanding 2002 Series B Bonds that were acquired by an Existing Owner through such Broker-Dealer, multiplied by

          (z) a fraction, the numerator of which is (i) if the Auction Period is seven days, 28 days, 35 days, three months or a Flexible Auction Period of 180 days or less, the actual number of days in the Auction Period next succeeding such Auction Date or (ii) if the Auction Period is six months or a Flexible Auction Period of more than 180 days, the number of days in the Auction Period next succeeding such Auction Date calculated on the basis of twelve 30 day months in a year, and in either case the denominator of which is 360.

         (ii) If the 2002 Series B Bonds are in a daily Auction Period each Broker-Dealer shall be entitled to receive on each Interest Payment Date an amount equal to the sum calculated for each Auction Period in the preceding month of the product of:

          (x)  one-quarter of one percent (0.25%) multiplied by

          (y) the aggregate principal amount of 2002 Series B Bonds for each Auction Period that were (1) the subject of a valid Hold Order submitted by such Broker-Dealer, (2) the subject of a Submitted Bid of an Existing Owner submitted by such Broker-Dealer and continued to be held by such Existing Owner as a result of such Auction, (3) the subject of a Submitted Bid of a Potential Owner submitted by such Broker-Dealer and were purchased by such Potential Owner as a result of such Auction, (4) deemed to be the subject of a Hold Order by an Existing Owner that were acquired by such Existing Owner from such Broker-Dealer and (5) if an Auction was not held for any Auction Period, the aggregate principal amount of Outstanding 2002 Series B Bonds that were acquired by an Existing Owner through such Broker-Dealer, multiplied by

          (z) a fraction, the numerator of which is the number of days in the Auction Period and denominator of which is 360.

         (iii) The Broker-Dealer Fee shall be calculated by the Auction Agent, and shall be conclusive absent manifest error. Such amounts shall be communicated by the Auction Agent to the Company and the Trustee by 4:00 P.M., New York City time, on the Business Day immediately preceding each Interest Payment Date. On or before 10:00 A.M. on each Interest Payment Date, the Company shall pay to the Trustee the amount due to the Broker-Dealer. By noon on each Interest Payment Date, the Trustee shall deliver to the Auction Agent the amount constituting the Broker-Dealer Fee, by wire transfer of immediately available funds to such account as the Auction Agent may designate. The amount constituting the Broker-Dealer Fee shall be held by the Auction Agent on behalf of the Broker-Dealer, and immediately upon receipt of such Fee, the Auction Agent shall deliver such Fee to the Broker-Dealer, pursuant to the written instructions of the Broker-Dealer. If any Existing Owner who acquired 2002 Series B Bonds through a Broker-Dealer transfers any such 2002 Series B Bonds to another Person other than through an Auction, the Broker-Dealer for the 2002 Series B Bonds so transferred shall continue to be the Broker-Dealer with respect to such 2002 Series B Bonds, provided, however, that if the transfer was effected by, or if the transferee is, another Person who has met the requirements specified in the definition of "Broker-Dealer" contained in the 2002 Series B Bonds and executed a Broker-Dealer Agreement, such Person shall be the Broker-Dealer for such 2002 Series B Bonds.

2.6 Settlement.

         (a) If any Potential Owner on whose behalf BD has submitted an Order fails to deliver funds with respect to any Auction, BD shall promptly deliver such funds to the party entitled to receive such funds. If any Existing Owner on whose behalf BD has submitted an Order fails to instruct its Agent Member to deliver 2002 Series B Bonds subject to such Order against payment therefor, BD shall instruct such Agent Member to deliver such 2002 Series B Bonds against payment therefor. The delivery of funds by BD for the purchase of 2002 Series B Bonds by a Potential Owner, as provided above, shall not relieve such Potential Owner of any liability to BD for payment for such 2002 Series B Bonds. Notwithstanding the foregoing provisions of this Section 2.6(a), any delivery or nondelivery of 2002 Series B Bonds which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this
Section 2.6(a).

         (b) The Auction Agent, the Trustee and the Company shall have no responsibility or liability with respect to the failure of an Existing Owner, a Potential Owner or its respective Agent Member to deliver 2002 Series B Bonds or to pay for 2002 Series B Bonds sold or purchased pursuant to the Auction Procedures or otherwise.

Section 3. THE AUCTION AGENT.

3.1 Duties and Responsibilities of the Auction Agent.

         (a) The Auction Agent is acting solely as agent of the Trustee and owes no duties, fiduciary or otherwise, to any other person by reason of this Broker-Dealer Agreement except as expressly set forth herein or in the Auction Agreement, and no implied duties, fiduciary or otherwise, shall be read into this Broker-Dealer Agreement against the Auction Agent.

         (b) The Auction Agent undertakes to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference pursuant to Section 2.1(b) hereof, to be performed by it, and no implied covenants or obligations shall be read into this Broker-Dealer Agreement against the Auction Agent.

         (c) In the absence of bad faith or gross negligence on its part, the Auction Agent, whether acting directly or through agents or attorneys as provided in Section 3.2(d) hereof, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Auction Agent be liable for special, indirect or consequential damages of any kind whatsoever (including but not limited to lost profits) even if the Auction Agent has been informed of the likelihood of such loss or damage, and regardless of the form of action or inaction.

         (d) The Auction Agent shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity; and (iii) not be responsible for or liable in any respect on account of the identity, authority or rights of any person executing or delivering or purporting to execute or deliver any document under this Broker-Dealer Agreement.

3.2 Rights of the Auction Agent.

         (a) The Auction Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any such written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or other document believed by it to be genuine. The Auction Agent shall not be liable for acting in good faith upon any such communication made by telephone, other electronic communication acceptable to the parties which the Auction Agent reasonably believes to have been given by the particular party or parties. To the extent permitted by law, the Auction Agent may record telephone communications with the Broker-Dealers, and each of such Broker-Dealers may record telephone communications with the Auction Agent.

         (b) The Auction Agent may consult with counsel of its choice (provided that such selection is made with reasonable care), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

         (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care.

         (e) Whenever in the administration of the provisions of this Agreement the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Auction Agent, be deemed to be conclusively proved and established by a certificate signed by the Company, Trustee or Broker-Dealer, and delivered to the Auction Agent and such certificate, in the absence of gross negligence or bad faith on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

         (f) The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

         (g) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party, or any corporation succeeding to the business of the Auction Agent shall be the successor of the Auction Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where any instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

3.3 The Auction Agent's Disclaimer. The Auction Agent makes no representations as to and shall have no liability with respect to the correctness of the recitals in, or the adequacy, accuracy or validity of this Broker-Dealer Agreement, the Auction Agreement, the Eleventh Supplemental Indenture, or the Auction Rate Bonds or any offering document or agreement or instrument related thereto.

Section 4.  DISCLOSURE; INDEMNIFICATION.

4.1 Disclosure.

         (a) The Company agrees to supply to BD, at the Company's expense, such number of copies of the Prospectus, dated ___________, 2002, including any amendments thereto (the "Prospectus"), as BD shall reasonably request from time to time and, upon request of BD, to amend the Prospectus so that the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (b) If BD determines (upon consultation and mutual agreement with the Company) that it is necessary or desirable to use a disclosure statement (other than the Prospectus), relating specifically to the 2002 Series B Bonds (a "Disclosure Statement") in connection with the solicitation of Orders for the 2002 Series B Bonds, BD will notify the Company, and the Company will provide BD with a Disclosure Statement reasonably satisfactory to BD and its counsel. The Company will supply BD, at the Company's expense, with such number of copies of such Disclosure Statement as BD requests from time to time and will, upon request of BD, amend such Disclosure Statement (as well as the documents incorporated by reference therein) so that such Disclosure Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In connection with the use of any Disclosure Statement by BD in its solicitation of Orders for the 2002 Series B Bonds (other than the Prospectus), the Company will furnish to BD such certificates, accountants' letters and opinions of counsel as would be customary in a public offering of securities underwritten by BD. In addition, the Company will, at its own expense, take all steps reasonably requested by BD that BD or its counsel may consider necessary or desirable to effect compliance with applicable federal or state securities laws.

4.2 Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless BD and each person, if any, who controls BD within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in a Prospectus or Disclosure Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (b) BD agrees to indemnify and hold harmless the Company, its directors, its officers who sign a Prospectus or Disclosure Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to BD, but only with reference to information relating to BD furnished to the Company in writing by BD expressly for use in such Prospectus or Disclosure Statement or any amendment or supplement thereto.

         (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for BD and such control persons of BD shall be designated in writing by BD and any such separate firm for the Company, its directors, its officers who sign the Prospectus or a Disclosure Statement and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 4.2 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion that BD is responsible for that portion represented by the percentage that the underwriters' discount on the sale of the 2002 Series B Bonds bears to the initial public offering price appearing on the cover page of the Prospectus and the Company is responsible for the balance or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and BD on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and BD on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by BD and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and BD agree that it would not be just and equitable if contribution pursuant to this Section 4.2 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.2, in no event shall BD be required to contribute any amount in excess of the amount by which the total price at which the 2002 Series B Bonds were offered to the public exceeds the amount of any damages that BD has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) The remedies provided for in this Section 4.2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law of in equity.

         (g) The indemnity and contribution agreements contained in this Section
4.2 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, and (ii) any investigation made by or on behalf of BD or the person controlling BD or by or on behalf of the Company, its officers or directors or any other person controlling the Company.

Section 5. MISCELLANEOUS.

5.1 Termination. BD may resign at any time, upon five Business Days' notice to the Auction Agent; provided, however, that BD may resign immediately if it determines, in its reasonable judgment that it is not advisable to attempt to Auction the 2002 Series B Bonds, for any reason, including, without limitation,
(i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by either federal authorities or state authorities of New York or the state where the paying office of the Trustee with respect to the 2002 Series B Bonds is located, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the BD, is material and adverse and which, in the judgment of the BD, makes it impracticable to market the 2002 Series B Bonds on the terms and in the manner contemplated in the Disclosure Statement, (v) a material adverse change in the financial condition of the Company, (vi) a down-rating of the 2002 Series B Bonds, (vii) an imposition of material restrictions on the 2002 Series B Bonds or similar obligations, or (viii) notice is received of an event of default under the Indenture. The Auction Agent upon the written direction of the Company may terminate this Broker-Dealer Agreement at any time on five Business Days' notice to the other parties hereto; and provided that this Broker-Dealer Agreement shall terminate upon the resignation or removal of BD pursuant to this Section 5.1 or termination of the Auction Agreement.

5.2 Participant. BD is and for the term of this Broker-Dealer Agreement shall remain a member of, a participant in, or an affiliate of such a member or participant in DTC; and will give the Auction Agent, each other Broker-Dealer, the Company and the Trustee two Business Days' notice if it ceases to be so or if it changes its participation or affiliation to a different Bond Depository.

5.3 Communications. Except for (i) communications authorized to be by telephone pursuant to this Broker-Dealer Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing) all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing or other electronic communication acceptable to the parties) and shall be given to such party, addressed to it, at its address, telecopy number or e-mail address set forth below and, where appropriate, reference the particular Auction to which such notice relates:


If to BD addressed:                  J.P. MORGAN SECURITIES INC.
                                     60 Wall Street
                                     New York, New York 10260-0060
                                     Attention:  Kevin O'Connor
                                     Telecopier Number:  (212) 648-5628
                                     Telephone Number:  (212) 648-0945

If to the Auction Agent addressed:  BANKERS TRUST COMPANY
                                    100 Plaza One
                                    6th Floor
                                    Jersey City, New Jersey  07311
                                    Attention: Corporate Trust & Agency Services
                                    Telecopier Number:  (201) 593-6447
                                    Telephone Number:  (201) 860-6881

If to the Company addressed:        CHUGACH ELECTRIC ASSOCIATION, INC.
                                    5601 Minnesota Drive
                                    Anchorage, Alaska  99518
                                    Attention: Executive Manager, Finance and
                                                Energy Supply
                                    Telecopier Number:  (907) 762-4514
                                    Telephone Number:  (907) 762-4790


or such other address, telecopy number or e-mail address as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified herein or
(ii) if given by any other means, when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer.

5.4 Entire Agreement. This Broker-Dealer Agreement, and the other agreements and instruments executed and delivered in connection with the issuance of the 2002 Series B Bonds, contain the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof

5.5 Benefits; Successors and Assigns. This Broker-Dealer Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of BD and the Auction Agent. Nothing in this Broker-Dealer Agreement, express or implied, shall give to any person, other than the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Broker-Dealer Agreement, other than the rights expressly granted to the Company herein.

5.6 Amendment; Waiver.

         (a) This Broker-Dealer Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the parties hereto and consented to in writing by a duly authorized officer of the Company.

                  (b) Failure of any party to this Broker-Dealer Agreement to exercise any right or remedy hereunder in the event of a breach of this Broker-Dealer Agreement by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

5.7 Severability. If any clause, provision or section of this Broker-Dealer Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

5.8 Execution in Counterparts. This Broker-Dealer Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

5.9 Governing Law. This Broker-Dealer Agreement shall be governed by and construed in accordance with the laws of the State of New York.

5.10 No Implied Duties. Nothing contained in this Broker-Dealer Agreement, the Eleventh Supplemental Indenture or the Auction Agreement shall be deemed to imply any duties, covenants or obligations on the part of the Company not otherwise expressly set forth herein or therein.


                        (Signatures follow on next page.)

         IN WITNESS WHEREOF, the parties hereto have caused this Broker-Dealer Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                             BANKERS TRUST COMPANY,
                                as Auction Agent


                             By:
                                ----------------------------------
                                 Authorized Signatory


                             J.P. MORGAN SECURITIES INC.


                             By:
                                ----------------------------------
                                 Authorized Signatory


                             CHUGACH ELECTRIC ASSOCIATION, INC.


                             By:
                                ----------------------------------
                                 Authorized Signatory

                                    EXHIBIT A

                  SETTLEMENT PROCEDURES FOR AUCTION RATE BONDS


         (a) On each Auction Date, the Auction Agent shall notify by telephone or other electronic communication acceptable to the parties each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Owner or Potential Owner of:

                  (i) the Auction Rate fixed for the succeeding Auction Period or, in the case of Auction Rate Bonds in a daily Auction Period, the Auction Rate on the Auction Rate Bonds fixed for the current Auction Period;

                  (ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

                  (iii) if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Bonds, if any, to be sold by such Existing Owner;

                  (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Bonds, if any, to be purchased by such Potential Owner;

                  (v) if the aggregate principal amount of Auction Rate Bonds to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate principal amount of Auction Rate Bonds to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more other Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the principal amount of Auction Rate Bonds to be (A) purchased from one or more Existing Owners on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Owners on whose behalf such other Broker-Dealers submitted Bids; and

                  (vi)   the immediately succeeding Auction Date.

         (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall:

                  (i) advise each Existing Owner and Potential Owner on whose behalf such Broker-Dealer submitted a Bid or Sell Order whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                  (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a bid that was accepted, in whole or in part, to instruct such Potential Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through DTC the amount necessary to purchase the principal amount of Auction Rate Bonds to be purchased pursuant to such Bid (including, with respect to the Auction Rate Bonds in a daily Auction Period, accrued interest if the purchase date is not an Interest Payment Date for such Auction Rate Bond) against receipt of such principal amount of Auction Rate Bonds;

                  (iii) instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected, in whole or in part, to instruct such Existing Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through DTC the principal amount of Auction Rate Bonds to be sold pursuant to such Bid or Sell Order against payment therefor;

                  (iv) advise each Existing Owner on whose behalf such Broker-Dealer submitted an Order and each Potential Owner on whose behalf such Broker-Dealer submitted a Bid of the Auction Rate for the next succeeding Auction Period or, in the case of Auction Rate Bonds in a daily Auction Period, the Auction Rate for the current Auction Period;

                  (v) advise each Existing Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date of the next succeeding Auction; and

                  (vi) advise each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date of the next succeeding Auction.

         (c) on the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order shall allocate any funds received by it pursuant to subparagraph (b) (ii) above, and any Auction Rate Bonds received by it pursuant to (b) (iii) above, among the Potential Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Owners, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders, and any Broker-Dealer identified to it by the Auction Agent pursuant to subparagraph (a)(v) above.

         (d) On the Business Day after the Auction Date or, in the case of Auction Rate Bonds in a daily Auction Period, on such Auction Date, DTC shall execute the transactions described above, debiting and crediting the accounts of the respective Agent Members as necessary to effect the purchase and sale of Auction Rate Bonds as determined in the Auction.

                                    EXHIBIT B

                   (Submit only one Order on this Order Form)

                                   $60,000,000
                       Chugach Electric Association, Inc.
                        New Bonds, 2002 Series B Due 2012
                               Auction Rate Bonds


Attention:



------------------------
         Date of Auction

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:
               ----------------------------------------------------------------

Bidder places the Order listed below covering the Auction Rate Bonds indicated (complete only one blank):

         $____________ Auction Rate Bonds now held by Bidder (an Existing Owner), and the Order is a (check one):

                  _____ Hold Order; or

                  _____ Bid at rate of    %; or

                  _____ Sell Order.

OR

         $____________ Auction Rate Bonds not now held by Bidder (a Potential Owner), and the Order is a Bid at a rate of _____%.

Notes:            (1)    If submitting more than one Order for one Bidder, use
                         additional Order Forms.

                  (2) If one or more Orders covering in the aggregate more than the number of Outstanding Auction Rate Bonds held by any Existing Owner are submitted, such Orders shall be considered valid in the order or priority set forth in the Auction Procedures.

                  (3) A Hold Order may be placed only by an Existing Owner covering a number of Outstanding Auction Rate Bonds not greater than the number of Outstanding Auction Rate Bonds currently held.

                  (4) Potential Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate specified.

                  (5) Bids may contain no more than three figures to the right of the decimal point.

                  (6) An Order must be submitted in integral multiples of $50,000.


Name of Broker-Dealer:
                      -------------------------------


By
  ------------------------------------------------------------

                                    EXHIBIT C

            (To be used only for transfers of Auction Rate Bonds made
                       other than pursuant to an Auction)

                                   $60,000,000
                       Chugach Electric Association, Inc.
                        New Bonds, 2002 Series B Due 2012

                               Auction Rate Bonds



                                  TRANSFER FORM




Attention:
          --------------------------


                                                         --------------, -----



Check I, II or III

          I.      We are the Existing Owner named below.
---------

          II.     We are the Agent Member for such Existing Owner.
---------

          III.    We are a Broker-Dealer for such Existing Owner.
---------


We hereby notify you that the Existing Owner named below has transferred:

    $                       Auction Rate Bonds* to
     -----------------                            ----------------------------

Complete either I or II

                            I.   Corporate Name of Existing Owner:


                            By:
                                 -------------------------------------
                                 Printed Name:
                                 Title:

                            II.  Corporate Name of Existing Owner:


                                 -------------------------------------
                                 Name of Agent Member or
                                 Broker-Dealer Submitting this notice:



                                 -------------------------------------

                            By:
                                 -------------------------------------
                                 Printed Name:
                                 Title:



--------------------
*Auction Rate Bonds may only be transferred in integral multiples of $50,000.

                                    EXHIBIT D

              (To be used for failure to deliver Auction Rate Bonds
                          sold pursuant to an Auction)

                                   $60,000,000
                       Chugach Electric Association, Inc.
                        New Bonds, 2002 Series B Due 2012

                               Auction Rate Bonds


                          NOTICE OF FAILURE TO DELIVER




Attention:
          ----------------------------------

Complete either I or II  _____________,____                     ___________,____

          I. We are a Broker-Dealer for __________________ (the "Purchaser"), who was to purchase $______ Auction Rate Bonds * in the Auction held on ______________.

          II. We are a Broker-Dealer for __________________ (the "Seller"), who was to sell $_______ Auction Rate Bonds * in the Auction held on
               _______________.

We hereby notify you that (check one) -

________     the Seller failed to deliver such Auction Rate Bonds to us.

________ the Purchaser failed to make payment to us upon delivery of such Auction Date Bonds.

________ the following Broker-Dealer failed to deliver to us such Auction Rate Bonds.

________ the following Broker-Dealer failed to make payment to us upon delivery of such Auction Rate Bonds:


Name:
     ---------------------------------------------------------

                            (Name of Broker-Dealer submitting this notice)


                            By:
                                 ----------------------------------------------
                                 Printed Name:
                                 Title:


* Auction Rate Bonds may only be transferred in integral multiples of $50,000.

                                    EXHIBIT E

                          TO BROKER - DEALER AGREEMENT

                LISTING OF EXISTING OWNERS OF AUCTION RATE BONDS

                                   $60,000,000
                       Chugach Electric Association, Inc.
                        New Bonds, 2002 Series B Due 2012

                               Auction Rate Bonds




Attention:
          ----------------------------------

         The undersigned Broker-Dealer hereby provides the names and related principal amounts of each of its customers that it believes is an Existing Owner of Auction Rate Bonds:

           Name of Existing Owner       Principal Amount of Auction Rate Bonds



                                       Name of Broker-Dealer:



                                       By:
                                            -----------------------------------
                                            Name:
                                            Title: